Exhibit 99.1

TORTOISEECOFIN ACQUISITION CORP. III AUDIT COMMITTEE CHARTER

(Adopted as of July 19, 2021, and

amended as of November 30, 2023)

The Board of Directors (the “Board”) of TortoiseEcofin Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), has established the Audit Committee of the Board (the “Committee”) with authority, responsibility and specific duties as described in this Audit Committee Charter (the “Charter”).

1.	PURPOSE

The Committee is appointed by the Board for the primary purposes of:

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Performing the Board’s oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, including, among other things:

•	the quality and integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements as well as compliance with all documents filed by the Company with the Securities and Exchange Commission (the “SEC”);

•	review of the independent auditors’ qualifications and independence; and

•	the performance of the Company’s internal audit function and the Company’s independent auditors;

•	Maintaining, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors;

•	Preparing the report to be included in the Company’s annual proxy statement, as required by SEC rules; and

•	In the event any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise cause compliance.

2.	COMPOSITION AND QUALIFICATIONS

The Committee shall be appointed by the Board and shall, within one year of the listing of the Company’s securities, be comprised of three or more directors (as determined from time to time by the Board), each of whom shall meet the independence requirements of the Sarbanes-Oxley Act of 2002 (the “Act”), the New York Stock Exchange and all other applicable laws. The chairperson of the Committee shall be designated by majority vote of the Board. Any vacancy on the Committee shall be filled by majority vote of the Board.

Each member of the Committee shall be financially literate and at least one member of the Committee shall have accounting or related financial management expertise, as each such qualification is interpreted by the Board in its business judgment. In addition, at least one member of the Committee shall be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

3.	RESPONSIBILITIES

The Committee will:

1. Review and discuss the annual audited financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) with management and the independent auditors. In connection with such review, the Committee will:

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Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) and the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence;

•	Review significant changes in accounting or auditing policies;

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Review with the independent auditors any problems or difficulties encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work and management’s response to such problems or difficulties;

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Review with the independent auditors, management and the senior internal auditing executive the adequacy of the Company’s internal controls, and any significant findings and recommendations with respect to such controls;

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Review reports required to be submitted by the independent auditor concerning: (a) all critical accounting policies and practices used; (b) all alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of such alternatives, and the accounting treatment preferred by the independent auditors; and (c) any other material written communications with management;

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Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative GAAP methods on the financial statements and the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

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Discuss policies and procedures concerning earnings press releases and review the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

2. Recommend to the Board that the audited financial statements and MD&A be included in the Company’s Form 10-K.

3. Review and discuss the quarterly financial statements and the Company’s disclosures provided in periodic quarterly reports including MD&A with management, the senior internal auditing executive and the independent auditor.

4. Oversee the external audit coverage. The Company’s independent auditors are ultimately accountable to the Committee, which has the direct authority and responsibility to appoint, retain, compensate, terminate, select, evaluate and, where appropriate, replace the independent auditors. In connection with its oversight of the external audit coverage, the Committee will:

•	Have authority to appoint and replace (subject to shareholder approval, if deemed advisable by the Board) the independent auditors;

•	Have authority to approve the engagement letter and the fees to be paid to the independent auditors;

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Pre-approve all audit and permitted non-audit services to be performed by the independent auditors and the related fees and terms for such services other than prohibited non-auditing services as promulgated under rules and regulations of the SEC (subject to the inadvertent de minimus exceptions set forth in the Act and the SEC rules);

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Monitor and obtain confirmation and assurance as to the independent auditors’ independence, including ensuring that they submit on a periodic basis (not less than annually) to the Committee a formal written statement delineating all relationships between the independent auditors and the Company. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking appropriate action in response to the independent auditors’ report to satisfy itself of their independence;

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At least annually, obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

•	At least annually, assess the independent auditors’ independence and all relationships between the independent auditors and the Company;

•	Meet with the independent auditors prior to the annual audit to discuss planning and staffing of the audit;

•	Review and evaluate the performance of the independent auditors, as the basis for a decision to reappoint or replace the independent auditors;

•	Set clear hiring policies for employees or former employees of the independent auditors, including but not limited to, as required by all applicable laws and listing rules; and

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Assure regular rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, as required by the Act, and consider whether rotation of the independent auditor is required to ensure independence. will:

5. Oversee internal audit coverage. In connection with its oversight responsibilities, the Committee

•	Review the appointment or replacement of the senior internal auditing executive;

•	Review, in consultation with management, the independent auditors and the senior internal auditing executive, the plan and scope of internal audit activities;

•	Review internal audit activities, budget and staffing; and

•	Review significant reports to management prepared by the internal auditing department and management’s responses to such reports.

6. Review with the independent auditors and the senior internal auditing executive the adequacy of the Company’s internal controls, and any significant findings and recommendations with respect to such controls.

7. Resolve any differences in financial reporting between management and the independent auditors.

8. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

9. Discuss policies and guidelines to govern the process by which risk assessment and risk management is undertaken.

10. Meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled.

11. Meet periodically (not less than annually) in separate executive session with each of the chief financial officer, the senior internal auditing executive, and the independent auditors.

12. Review and approve all “related party transactions” requiring disclosure under Item 404 of Regulation S-K.

13. Review periodically with the Company’s management, independent auditors and legal advisors, as appropriate (i) legal, regulatory and compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues on the financial statements or accounting policies and (ii) corporate compliance policies or codes of conduct.

14. Have the authority, in the Committee’s sole discretion, to retain and obtain the advice and assistance of independent outside counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter.

15. Report regularly to the Board with respect to Committee activities.

16. Prepare the report of the Committee required by the rules of the SEC to be included in the proxy statement for each annual general meeting.

17. Review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Board.

18. Monitor compliance, on a regularly scheduled basis, with the terms of the Company’s initial public offering (the “Offering”) and, if any noncompliance is identified, promptly take all action necessary to rectify such noncompliance or otherwise cause the Company to come into compliance with the terms of the Offering.

19. Inquire and discuss with management the Company’s compliance with applicable laws and regulations.

20. Determine the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

21. To the extent that the Company’s securities continue to be listed on an exchange and subject to Rule 10D-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, the Committee shall, with the assistance of management, advise the Board and any other Board committees if the clawback provisions of the Rule are triggered based upon a financial statement restatement or other financial statement change.

22. Implement and oversee the Company’s cybersecurity and information security policies, and periodically review the policies and managing potential cybersecurity incidents.

23. Review and approve, on a quarterly basis, all payments made to the Company’s existing holders, sponsor, executive officers or directors and their and the Company’s respective affiliates.

4.	PROCEDURES

1.	Action.

A majority of the members of the entire Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. However, the Committee may delegate to one or more of its members the authority to grant pre-approvals of audit and permitted non-audit services, provided the decision is reported to the full Committee at its next scheduled meeting.

2.	Performance Review.

Each year, the Committee will review and evaluate its own performance and will submit itself to a review and evaluation by the Board.

3.	Review of Charter.

Each year, the Committee will review the need for changes in this Charter and recommend any proposed changes to the Board for approval.

4.	Fees.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation (a) to outside legal accounting or other advisors employed by the Committee and (b) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

5.	Limitations.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors.

5.	POSTING REQUIREMENT

The Company will make this Charter available on or through the Company’s website as required by applicable rules and regulations. In addition, the Company will disclose in its proxy statement for its annual general meeting of shareholders or in its Annual Report on Form 10-K, as applicable, that a copy of this Charter is available on the Company’s website and provide the website address.